EXHIBIT 99.1

Allied Gaming & Entertainment Announces Third Quarter 2024 Financial Results

New York, NY (November 14, 2024) – Allied Gaming & Entertainment, Inc. (NASDAQ: AGAE) (the “Company” or “AGAE”), a global experiential entertainment company, today announced financial results for the third quarter ended September 30, 2024.

“It was a productive quarter at AGAE as we grew revenues by 93% year-over-year and continued to lay the foundation for our business to capitalize on the significant assets available to us,” said Yinghua Chen, Chief Executive Officer of AGAE. “With our inaugural World Mahjong Tour events taking place starting next month, more new mobile games titles being developed and continued strong demand at HyperX Arena and our mobile arena, we are confident that we are right on the cusp of more visible progress on both the top and bottom lines of our company.”

Third Quarter 2024 Financial Results
Revenues: Total revenues of $2.2 million increased 93% compared to $1.1 million in the third quarter of 2023. The year-over-year increase was primarily attributable to a $0.2 million increase in In-person event revenues at our HyperX arena and an $0.8 million increase in casual mobile gaming revenues following the Company’s strategic investment in Z-Tech in the fourth quarter of 2023.

Total costs and expenses for the third quarter were $3.3 million, an increase from $1.8 million in the prior-year period. The increase in costs and expenses were also primarily driven by our investment in Z-Tech along with an Employee Retention Credit that was received and recorded as a reduction of payroll tax expense in the prior year period.  These increases were partially offset by a D&O insurance reimbursement and professional fees related to prior year M&A activities.

Net loss for the third quarter of 2024 was $4.0 million compared to net income of $0.1 million in the prior year period. The change was primarily the result of a settlement agreement and release with BPR Cumulus LLC (“BPR”) under which $3.0 million held on AGAE’s balance sheet as restricted cash was returned to BPR, as well as net unrealized foreign currency transaction losses of $1.2 million based on fluctuations in exchange rates between the dates the transactions were initiated and September 30, 2024.  Almost all of the net unrealized foreign currency transaction loss was reversed in October 2024.

Adjusted EBITDA loss was $0.1 million for the third quarter of 2024 compared to a loss of $1.4 million in the prior quarter and a loss of $0.3 million in the third quarter of 2023. A reconciliation of the GAAP-basis net income (loss) to adjusted EBITDA is provided in the table at the end of this press release.

Balance Sheet
As of September 30, 2024, the Company had a cash and short-term investments position of $80.2 million, compared to $78.6 million at December 31, 2023. At September 30, 2024, the Company had a working capital position of $62.8 million compared to $66.4 million at December 31, 2023. As of September 30, 2024, the Company had approximately 38.1 million shares of outstanding common stock.

Operational Update
HyperX Arena hosted 61 event days in the third quarter of 2024, with 34 proprietary event days and 27 third-party event days. Third-party events were highlighted by Netflix’s Chestnut vs. Kobayashi: Unfinished Beef, Epic’s HackerOne Live Hacking Event, The Global Gaming League’s Inaugural Event, Charlotte Hornets’ team outing, Southern Glazers Launch Party and Esports with Air Force. Our mobile arena, the Omen Truck, has had its most active quarter since 2023, hosting a multi-stop event series for the Rally Cry Championship Tour, celebrating the highly anticipated return of EA College Football 2025.

Corporate Developments
Subsequent to the end of the quarter, the Company announced a strategic investment by Yellow River Global Capital, an alternative private equity manager with deep expertise in large-scale, long-term investments in digital technologies, new media and entertainment. This partnership will further enhance AGAE’s ability to identify growth opportunities in location-based entertainment chains and the creation and acquisition of entertainment content intellectual property, and the Company is working actively with Yellow River to pursue and negotiate several potentially accretive opportunities.

Third Quarter 2024 Conference Call

The Company will host a conference call today at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time to discuss its third quarter 2024 financial results. Participants may join the conference call by dialing 1-877-407-0792 (United States) or 1-201-689-8263 (international).

A live webcast of the conference call will also be available on Allied Gaming & Entertainment’s Investor Relations site at ir.alliedgaming.gg. Additionally, financial information presented on the call will be available on Allied Gaming & Entertainment’s Investor Relations site. For those unable to participate in the conference call, a telephonic replay of the call will also be available shortly after the completion of the call, until 11:59 p.m. Eastern Time on Thursday, November 28, 2024, by dialing 1-844-512-2921 (United States) or 1-412-317-6671 (International) and using the replay passcode:13749398.

About Allied Gaming & Entertainment
Allied Gaming & Entertainment Inc. (Nasdaq: AGAE) is a global experiential entertainment company focused on providing a growing world of gamers and concertgoers with unique experiences through renowned assets, products and services. For more information, visit alliedgaming.gg.

Non-GAAP Financial Measures

As a supplement to our financial measures presented in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), the Company presents certain non-GAAP measures of financial performance. These non-GAAP financial measures are not intended to be considered in isolation from, as a substitute for, or as more important than, the financial information prepared and presented in accordance with GAAP. In addition, these non-GAAP measures have limitations in that they do not reflect all of the items associated with the company’s results of operations as determined in accordance with GAAP. Non-GAAP financial measures are not an alternative to the Company’s GAAP financial results and may not be calculated in the same manner as similar measures presented by other companies.

The Company provides net income (loss) and earnings (loss) per share in accordance with GAAP. In addition, the Company provides EBITDA (defined as GAAP net income (loss) from continuing operations before interest (income) expense, income taxes, depreciation, and amortization). The Company defines “Adjusted EBITDA” as EBITDA excluding certain non-cash, non-recurring, and unusual items, such as stock-based compensation, non-recurring legal fees, repayments of restricted cash, and unrealized foreign currency transactions.

In the future, the Company may also consider whether other items should also be excluded in calculating the non-GAAP financial measures used by the Company. Management believes that the presentation of these non-GAAP financial measures provides investors with additional useful information to measure the Company’s financial and operating performance. In particular, these measures facilitate comparison of our operating performance between periods and help investors to better understand the operating results of the Company by excluding certain items that may not be indicative of the Company’s core business, operating results, or future outlook. Additionally, we consider quantitative and qualitative factors in assessing whether to adjust for the impact of items that may be significant or that could affect an understanding of our ongoing financial and business performance or trends. Internally, management uses these non-GAAP financial measures, along with others, in assessing the Company’s operating results, measuring compliance with any applicable requirements of the Company’s debt financing agreements in place at such time, as well as in planning and forecasting.

The Company’s non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles, and our non-GAAP definitions of the “EBITDA” and “Adjusted EBITDA” do not have a standardized meaning. Therefore, other companies may use the same or similarly named measures, but include or exclude different items, which may not provide investors a comparable view of the Company’s performance in relation to other companies.

Management compensates for the limitations resulting from the exclusion of these items by considering the impact of the items separately and by considering the Company’s GAAP, as well as non-GAAP, financial results and outlook, and by presenting the most comparable GAAP measures directly ahead of non-GAAP measures, and by providing a reconciliation that indicates and describes the adjustments made.

Forward Looking Statements
This communication contains certain forward-looking statements under federal securities laws. Forward-looking statements includes, but are not limited to, statements relating to strategic investment by Yellow River, potential growth opportunities and other statements regarding our goals, beliefs, strategies, objectives, plans, product and service developments, future financial conditions, results or projections or current expectations. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “intend” or “continue,” the negative of such terms, or other comparable terminology. These statements are subject to known and unknown risks, uncertainties, assumptions and other factors that may cause actual results to be materially different from those contemplated by the forward-looking statements. These forward- looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside our control, that could cause actual results or outcomes to differ materially from those discussed in these forward-looking statements. The inclusion of such information should not be regarded as a representation by the Company, or any person, that the objectives of the Company will be achieved. Important factors, among others, that may affect actual results or outcomes include: risks associated with the future direction or governance of the Company; our ability to execute on our strategic and business plans; the substantial uncertainties inherent in the acceptance of existing and future products and services; the ability to retain key personnel; current and potential litigation and related legal expenses; general economic and market conditions impacting demand for our services; our inability to enter into one or more future acquisition or strategic transactions; and our ability, or a decision not to pursue strategic options for the esports business. You should consider the areas of risk described in connection with any forward-looking statements that may be made herein. The business and operations of AGAE are subject to substantial risks, which increase the uncertainty inherent in the forward-looking statements contained in this communication. Except as required by law, we undertake no obligation to release publicly the result of any revision to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Further information on potential factors that could affect our business and results is described under “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023, as filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 28, 2024, as amended by the Form 10-K/A filed with the SEC on April 29, 2024, as well as subsequent reports we file with the SEC. Readers are also urged to carefully review and consider the various disclosures we made in such Annual Report on Form 10-K and in subsequent reports with the SEC.

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Investor Contact:
Addo Investor Relations agae@addo.com
310-829-5400

Allied Gaming & Entertainment, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets

	September 30,	December 31,
	2024	2023
Assets
Current Assets
Cash and cash equivalents	$10,992,235	$16,320,583
Short-term investments	66,739,322	56,500,000
Interest receivable	2,432,372	792,223
Accounts receivable	297,025	529,369
Insurance recovery receivable	3,700,000	-
Loans receivable	14,429,317	-
Deposits, current portion	3,700,000	3,700,000
Prepaid expenses and other current assets	515,430	498,886
Total Current Assets	102,805,701	78,341,061
Restricted cash	-	5,000,000
Property and equipment, net	3,189,350	3,834,193
Digital assets	49,300	49,300
Intangible assets, net	5,875,048	6,254,731
Deposits, non-current portion	376,324	392,668
Operating lease right-of-use asset	4,668,461	5,415,678
Goodwill	12,863,072	12,729,056
Total Assets	$129,827,256	$112,016,687
Liabilitie s and Stockholders' Equity
Current Liabilities
Accounts payable	$365,509	$371,830
Accrued expenses and other current liabilities	453,901	763,512
Deferred revenue	413,238	103,748
Operating lease liability, current portion	1,550,004	1,482,977
Loans payable	37,256,831	9,230,168
Total Current Liabilities	40,039,483	11,952,235
Deferred rent	-	-
Accrued expenses, non-current portion	-	-

Operating lease liability, non-current portion	4,443,362	5,560,251
Deferred tax liability	774,839	1,096,160
Total Liabilities	45,257,684	18,608,646
Commitments and Contingencies (Note 9) Stockholders' Equity
Preferred stock, $0.0001 par value, 1,000,000 shares authorized, none issued and outstanding	-	-
Series A Preferred stock, $0.0001 par value, 50,000 shares designated, none issued and outstanding	-	-
Common stock, $0.0001 par value; 100,000,000 shares authorized, 40,385,798 and 39,085,470 shares issued at September 30, 2024 and December 31, 2023, and 38,106,014 and 36,805,686 shares outstanding at September 30, 2024 and December 31, 2023, respectively	4,039	3,909
Additional paid in capital	199,401,299	198,677,132
Accumulated deficit	(123,201,338)	(113,671,029)
Accumulated other comprehensive income	504,914	433,565
Treasury stock, at cost, 2,279,784 shares at June 30, 2024
and December 31, 2023	(2,693,653)	(2,693,653)
Total Allied Gaming & Entertainment Inc. Stockholders' Equity	74,015,261	82,749,924
Non-controlling interest	10,554,311	10,658,117
Total Stockholders' Equity	84,569,572	93,408,041
Total Liabilities and Stockholders' Equity	$129,827,256	$112,016,687

The accompanying notes are an integral part of these condensed consolidated financial statements.

Allied Gaming & Entertainment, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations

(unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2024	2023	2024	2023

Revenues:
In-person	$1,345,484	$1,119,865	$3,518,044	$3,580,968
Multiplatform content	71	94	182	2,000,518
Casual mobile gaming	817,986	-	3,664,244	-
Total Revenues	2,163,541	1,119,959	7,182,470	5,581,486
Costs and Expenses: In-person (exclusive of depreciation and amortization)	682,652	575,176	1,820,818	1,891,229
Multiplatform content (exclusive of depreciation and amortization)	-	-	-	1,517,707
Casual mobile gaming (exclusive of depreciation and amortization)	700,918	-	3,198,988	-
Research and development expenses	158,162	-	526,906	-
Selling and marketing expenses	90,512	51,448	198,561	172,987
General and administrative expenses	1,310,418	894,181	9,401,900	5,660,553
Depreciation and amortization	401,452	239,413	1,181,620	1,030,191
Total Costs and Expenses	3,344,114	1,760,218	16,328,793	10,272,667
Loss From Operations	(1,180,573)	(640,259)	(9,146,323)	(4,691,181)
Other Income (Expense): Other income (expense), net	(827)	(388)	414	15,954
Loss on excrow settlement	(3,000,000)	-	(3,000,000)	-
Loss on foreign currency transactions	(1,213,446)	-	(862,012)	-
terest income, net	1,033,362	715,893	2,934,035	2,165,468
Pre-Tax Net Loss	(4,361,484)	75,246	(10,073,886)	(2,509,759)
Income tax benefit	332,862	-	332,862	-
Net (Loss) Income	(4,028,622)	75,246	(9,741,024)	(2,585,005)
Less: net loss attributable to non-controlling interest	(681)	-	(210,715)	-
Net (Loss) Income Attributable to Common Stockholders	$(4,027,941)	$75,246	$(9,530,309)	$(2,585,005)

Net Loss per Common Share
Basic	$(0.11)	$0.00	$(0.24)	$(0.07)
Diluted	$(0.11)	$0.00	$(0.24)	$(0.07)

Weighte d Average Number of Common Shares Outstanding:
Basic	37,253,520	36,942,149	39,765,239	37,351,735
Diluted	37,253,520	37,134,457	39,765,239	37,351,735

The accompanying notes are an integral part of these condensed consolidated financial statements.

Allied Gaming & Entertainment, Inc. and Subsidiaries
Non-GAAP Financial Measures

EBITDA and Adjusted EBITDA are non-GAAP financial measures and should not be considered as a substitute for net income (loss), operating income (loss) or any other performance measure derived in accordance with United States generally accepted accounting principles (“GAAP”) or as an alternative to net cash provided by operating activities as a measure of AGAE’s profitability or liquidity. AGAE’s management believes EBITDA and Adjusted EBITDA are useful because they allow external users of its financial statements, such as industry analysts, investors, lenders and rating agencies, to more effectively evaluate its operating performance, compare the results of its operations from period to period and against AGAE’s peers without regard to AGAE’s financing methods, hedging positions or capital structure and because it highlights trends in AGAE’s business that may not otherwise be apparent when relying solely on GAAP measures. AGAE presents EBITDA and Adjusted EBITDA because it believes EBITDA and Adjusted EBITDA are important supplemental measures of its performance that are frequently used by others in evaluating companies in its industry. Because EBITDA and Adjusted EBITDA exclude some, but not all, items that affect net income (loss) and may vary among companies, the EBITDA and Adjusted EBITDA AGAE presents may not be comparable to similarly titled measures of other companies. AGAE defines EBITDA as earnings before interest, income taxes, depreciation and amortization of intangibles. AGAE defines Adjusted EBITDA as EBITDA excluding stock-based compensation and non-recurring, infrequent or unusual items.

The following table presents a reconciliation of EBITDA and Adjusted EBITDA from net loss, AGAE’s most directly comparable financial measure calculated and presented in accordance with GAAP.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net (loss) income	$(4,028,622)	$75,246	$(9,741,024)	$(2,585,005)
Interest income, net	(1,033,362)	(715,893)	(2,934,035)	(2,165,468)
Depreciation and amortization	401,452	239,413	1,181,620	1,030,191
EBITDA	(4,660,532)	(401,234)	(11,493,439)	(3,720,282)
Non-recurring legal fees (1)	102,854	-	2,161,605	-
Loss on foreign currency (2)	1,213,446	-	862,012	-
Loss on settlement of Brookfield agreement (3)	3,000,000	-	3,000,000	-
Stock compensation	229,731	64,623	903,639	136,605
Adjusted EBITDA	$(114,501)	$(336,611)	$(4,566,183)	$(3,583,677)

Footnotes

(1) Represents defense costs related to a shareholder complaint filed in the Court of Chancery of the State of Delaware on March 7, 2024.

(2) Driven by fluctuations in exchange rates between the dates certain twelve-month loans denominated in a foreign currency were initiated and September 30, 2024.

(3) Represents a payment from an escrow account established in January 2020.